EXHIBIT 6.b.4.1
NEWCO AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                         AS OF MARCH 31, 1998
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 6.b.4.1 PAGE 1 OF 2

                                                           PRO FORMA
                                                         GIVING EFFECT
                                           PRO FORMA      TO PROPOSED
                                PER BOOK  ADJUSTMENTS*    TRANSACTION
ASSETS
UTILITY  PLANT,  AT COST:
   ELECTRIC                            $0                          $0
   OTHER                            4,190                       4,190
                               ----------------------------------------
                                   $4,190         $0            4,190
   LESS: ACC.PROV. FOR DEPREC.      2,683                       2,683
                               ----------------------------------------
                                    1,507          0            1,507
UNAMORT. PSNH ACQ. COSTS                0                           0
CONSTRUCT.  WORK IN PROGRESS          118                         118
NUCLEAR FUEL, NET                       0                           0
                               ---------------------------------------
      TOTAL NET UTILITY PLANT       1,625          0            1,625
                               ---------------------------------------
OTHER PROPERTY AND INVESTMENTS:
   NUC. DECOM. TRUSTS, AT MKT.          0                           0
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                         0                           0
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY              0                           0
   INVESTMENTS IN CHARTER OAK
      ENERGY, INC. PROJECTS             0                           0
   OTHER, AT COST                   5,594                       5,594
                               ---------------------------------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS              5,594          0            5,594
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS          211        100 (a)          311
   TAXES RECEIVABLES                3,921                       3,921
   RECEIVABLES, NET                 2,915                       2,915
   RECEIVABLES FROM AFFILIATES        219                         219
   FUEL, MATERIALS AND SUPPLIES,
      AT AVERAGE COST                  28                          28
   RECOV. ENERGY COST, NET --
      CURRENT PORTION                   0                           0
   PREPAYMENTS AND OTHER              128                         128
                               --------------------------------------
      TOTAL CURRENT ASSETS          7,422        100            7,522
                               --------------------------------------
DEFERRED CHARGES:
   REGULATORY ASSETS:
      DEFERRED INCOME TAXES            80                          80
      DEF. COSTS - NUC. PLANTS          0                           0
      UNREC. CONTRACTUAL OBLIGS         0                           0
      REC. ENERGY COSTS, NET            0                           0
      DEF. DEMAND SIDE MGMT.
          COSTS                         0                           0
      COGENERATION COST                 0                           0
      OTHER                             0                           0
   UNAMORTIZED DEBT EXPENSE             0                           0
   OTHER                            3,166                       3,166
                               --------------------------------------
      TOTAL DEFERRED CHARGES        3,246          0            3,246
                               --------------------------------------
      TOTAL ASSETS                $17,887       $100          $17,987
                                =====================================


















































                         NEWCO AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                         AS OF MARCH 31, 1998
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 6.b.4.1 PAGE 2 OF 2

                                                           PRO FORMA
                                                         GIVING EFFECT
                                           PRO FORMA      TO PROPOSED
                                PER BOOK  ADJUSTMENTS*    TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                       $0                          $0
   CAPITAL SURPLUS,  PAID IN       17,568     (7,027)(a,b)     10,541
   DEF. BENEFIT PLAN - ESOP             0                           0
   RETAINED EARNINGS               (7,127)     7,127 (b)            0
                               ---------------------------------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                   10,441        100           10,541

   PREF. STOCK NOT SUBJECT TO
          MANDATORY REDEMPTION          0                           0
   PREF. STOCK SUBJECT TO
          MANDATORY REDEMPTION          0                           0
   LONG-TERM DEBT                     325                         325
                               --------------------------------------
      TOTAL CAPITALIZATION         10,766        100           10,866

MINORITY INTEREST IN CONS. SUBS         0                           0
OBLIGATIONS UNDER CAP. LEASES           0                           0

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                0                           0
   LONG-TERM DEBT AND PREF. STOCK
          CURRENT PORTION               0                           0
   OBLIGATIONS UNDER CAP. LEASES
          CURRENT PORTION               0                           0
   ACCOUNTS PAYABLE                 4,889                       4,889
   ACCRUED TAXES                      200                         200
   NOTES PAYABLE TO AFFILIATES      1,150                       1,150
   ACCOUNTS PAYABLE TO AFFILIATES      64                          64
   NUCLEAR COMPLIANCE                   0                           0
   OTHER                              413                         413
                               --------------------------------------
      TOTAL CURRENT LIABILITIES     6,716          0            6,716


DEFERRED CREDITS:
   ACCUM. DEF. INCOME TAXES           405                         405
   ACCUM. DEF.INVEST.TAX CREDIT         0                           0
   DEF. CONTRACTUAL OBLIGATIONS         0                           0
   OTHER                                0                           0
                               --------------------------------------
      TOTAL DEFERRED CREDITS          405          0              405
                               --------------------------------------
      TOTAL CAPITALIZATION AND
            LIABILITIES           $17,887       $100          $17,987
                                =====================================

                                                       EXHIBIT 6.b.4.2
                         NEWCO AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENT
                         FOR 12 MONTHS ENDED MARCH 31, 1998
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 6.b.4.2 PAGE 1 OF 1
                                                           PRO FORMA
                                                         GIVING EFFECT
                                           PRO FORMA      TO PROPOSED
                                PER BOOK  ADJUSTMENTS*    TRANSACTION

OPERATING REVENUE                      $0         $0               $0
                              ---------------------------------------
OPERATING EXPENSES:
   OPERATION
       FUEL, PURCH. AND NET
          INTERCHANGE POWER             0                           0
       OTHER                            0                           0
   MAINTENANCE                          0                           0
   DEPRECIATION                         0                           0
   AMORT. OF REG. ASSETS, NET           0                           0
   FED. AND STATE INCOME TAXES          0                           0
   TAXES OTHER THAN INC. TAXES          0                           0
                               ---------------------------------------
TOTAL OPERATING EXPENSES                0          0                0
                               ---------------------------------------
OPERATING INCOME                        0          0                0
                               ---------------------------------------
OTHER INCOME (LOSS):
   DEF. NUCLEAR PLANTS RETURN
       OTHER FUNDS                      0                           0
   EQUITY IN EARNINGS OF REG.
       NUCLEAR GEN.
 AND TRANS. COSTS                       0                           0
   OTHER, NET                           0                           0
   MIN. INT. IN INCOME OF SUB           0                           0
   INCOME TAXES                         0                           0
                               --------------------------------------
      OTHER INCOME, NET                 0          0                0
                               --------------------------------------
INCOME BEFORE INTEREST CHARGES          0          0                0
                               --------------------------------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT           0                           0
   OTHER INTEREST                       0                           0
   DEF. NUC. PLANTS RETURN
       BORROWED FUNDS                   0                           0
                               --------------------------------------
  INTEREST CHARGES, NET                 0          0                0
                               --------------------------------------

      LOSS BEFORE PREF. DIVIDENDS       0          0                0
      PREF. DIVIDENDS OF SUBS           0                           0
                               --------------------------------------
      NET (LOSS) / INCOME               0          0                0

EARNINGS FOR COMMON SHARES              0          0                0
EARNINGS PER COMMON SHARE            0.00                        0.00
COMMON SHARES OUTSTANDING
         (AVERAGE)                    100                         100

                         NEWCO AND SUBSIDIARIES
                         *EXPLANATION OF ADJUSTMENTS
                         (THOUSANDS OF DOLLARS)


NOTE: The Per Book column represents the combined accounts of the first level subsidiaries that were wholly owned by NU prior to the creation of NewCo and GenCo, namely Select Energy, Inc.; Mode1 Communications, Inc.; and HEC, Inc. The stock of these companies which was previously held by NU will now be held by NewCo, and the stock of NewCo will in turn be wholly owned by NU. The effect of this is to have the existing subsidiaries go from first tier to second tier sub's of NU. The income statement shows no activity as the existing subs only had earnings prior to the new consolidation.

                                             DEBIT          CREDIT

(a)   Cash                                      $100
                Capital Surplus, paid in                         $100

Initial entry on NewCo's books (to establish NewCo and issue 100 shares of common stock at $1 per share par value):


(b)    Capital Surplus, paid in               $7,127
             Retained Earnings                                 $7,127

Eliminating entries on Newco's consolidating balance sheet to remove the retained earnings of the original subsidiaries of Select Energy, Inc.; Mode 1 Communications, Inc. and HEC, Inc.